Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael P. Connors, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Robert J. Chrenc
Robert J. Chrenc	Director	August 13, 2010

/s/ Gerald S. Hobbs
Gerald S. Hobbs	Director	August 13, 2010

/s/ Kalpana Raina
Kalpana Raina	Director	August 13, 2010

/s/ Donald C. Waite III
Donald C. Waite III	Director	August 13, 2010

/s/ Robert E. Weissman
Robert E. Weissman	Director	August 13, 2010